Exhibit 99.1
BC's Bioenergy Strategy: Examining Progress and Potential in the Province Canadian Institute's BC Power Conference January 2010

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this presentation contains statements that are forward-looking, such as statements relating to results of operations and financial conditions and business development activities, as well as capital spending and financing sources. Such forward- looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mercer. For more information regarding these risks and uncertainties, review Mercer's filings with the United States Securities and Exchange Commission. Forward Looking Statements

Company Overview Mercer is the largest publicly traded NBSK(1) market pulp producer in the world Operates three pulp mills with 1.46 million ADMT(2) of capacity _________ (1) NBSK = northern bleached softwood kraft (2) ADMT = air dried metric tonnes (3) Stendal is a 74.9% owned facility Rosenthal (Germany) Stendal (3) (Germany) Celgar (BC, Canada) 495,000 ADMT 325,000 ADMT 635,000 ADMT

X axis Company Comment Botnia Size 1 Sodra Size 2 Mercer Size 3 Ilim Pulp Size 4 Weyerhaeuser Size 5 Canfor Size 6 UPM Size 7 West Fraser Size 8 Billerud Size 9 Tembec Size 10 Stora Enso Size 11 Domtar Size 12 Howe Sound Size 13 SCA Size 14 M-real Size 15 Heinzel Size 16 SFK Pulp Size 17 Clearwater Size 18 AbitibiBowater Size 19 International Paper Size 20 Dots for lines W. Avg Cap 30 Horisontal line 370 0 0 Horisontal line 370 0 20.1 Vertical Line 800 0 20.1 Vertical Line 0 0 Units 13.1 Botnia 531.1 1865 17.7 Sodra 407.1 1455 11 Mercer 504 1420 25.3 Ilim Pulp 549.9 995 19.6 Weyerhaeuser 333.9 980 26.6 Canfor 493.6 900 14.4 UPM 435.1 870 23.4 West Fraser 345.1 690 20.5 Billerud 241.6 645 23.7 Tembec 244.2 590 24 Stora Enso 295.1 525 21.4 Domtar 268 490 20.3 Howe Sound 435 435 12.7 SCA 420 420 27.5 M-real 380 380 13.5 Heinzel 375 375 28.3 SFK Pulp 375 375 25.9 Potlatch 365 365 25.9 AbitibiBowater 172.5 345 23.7 International Paper 124.6 335 World Class Assets Mercer operates world-class mills which are some of the largest and most modern in the world Relative age and production capacity provide a competitive advantage over competitors Note: Bubble size reflects market and integrated pulp production capacity. Source: Jaakko Poyry Technical age (Years) Weighted Average Technical Age 20.1 years Weighted average mill capacity (000 mt/a) Weighted Average Capacity 370,000 t/a Q409 STRONG Sodra Weyerhaeuser Tembec SCA W. Fraser Ilim Domtar Mercer Canfor Pulp Botnia UPM Howe Sound Heinzel Billerud IP Stora Enso Clearwater AbitibiBowater SFK M-real WEAK Low production costs Low maintenance capital requirements High runability / efficiency State-of-the-art environmental compliance All facilities are net energy producers

Mercer Bioenergy Profile 1.30 million tonnes Pulp Production 1.43 million tonnes Pulp Production 1.40 million tonnes Pulp Production 2008 2007 2006 With Celgar Green Energy Project In modern kraft mills, pulp production and energy production are positively correlated; more pulp being made means more power is generated Future Mercer currently has 211 MW of installed Biomass generating capacity Mercer's Castlegar mill has 52 MW of installed capacity, which is being expanded to 100 MW following the completion of the Celgar Green Energy Project in Q3-2010

Bioenergy in British Columbia Background Information Value of Cogeneration - Combined Heat and Power (CHP) Forest Value Utilization & Climate Change Understanding A Kraft Pulp Mill's Production Processes In order to better understand our analysis and perspectives, the following slides provide background information on these three concepts

Biomass Cogeneration, supplying both electricity and heat to an industrial site or community, will use 30 - 40 % less primary fuel than conventional generation. This can represent a reduction of CO2 emissions of up to 50% Value of Cogeneration - Combined Heat and Power 50 50 ELECTRICITY HEAT AND LINE LOSSES 95 9 BOILER EFFICIENCY LOSSES PROCESS HEAT POWER STATION FUEL 130 35 35 COGEN FUEL 189 100 CONVENTIONAL SEPARATE GENERATION COMBINED HEAT AND POWER GENERATION 59 ELECTRICITY ENERGY USER BOILER FUEL PROCESS HEAT 15 CHP EFFICIENCY LOSSES CO2 CO 2 189 Units of fuel creates 85 units of useful energy VERSUS 100 Units of fuel creates 85 units of useful energy

Provides the most efficient use of the biomass resource by increasing thermal efficiency from 40% to 85%, eliminating waste Reduces GHG emissions by up to 50% Reduces transmission and distribution losses Jurisdictions such as Europe have long recognized the importance of CHP by only allowing generation projects that use CHP and by providing financial incentives for new projects that use CHP and have efficiency above 75% Cogeneration - Combined Heat and Power (CHP)

Climate change has emerged as the most dominant environmental issue of our time Forest Value Utilization & Climate Change Climate change has had tangible impacts on BC's forests The unprecedented Mountain Pine Beetle epidemic killed 620 million m3 of BC's forests Our forests, while damaged by climate change, also play a very important role in tackling climate change

Climate change has tangible impacts on our forests - best demonstrated by the Mountain Pine Beetle epidemic in BC's forests - but our forests also play a very important role in mitigating this climate change Actively managing our forests not only keeps our forests as a sustainable resource, but limits carbon emissions and increases carbon sequestration by keeping a healthy, growing forest A healthy growing forest absorbs more CO2 than a mature forest and is far less susceptible to decomposition and wildfire, two large sources of carbon emissions Increasing the utilization of wood and other forest based biomass products in activities like construction will increase the sequestration of CO2 and CO2 equivalents The average wood frame house stores approximately 30 tonnes of CO2, or roughly the amount of carbon generated from driving a car for 5 years Using wood products also offsets the use of materials such as concrete and steel, which require large amounts of fossil fuels to produce, further reducing GHG emissions The use of biomass feedstock in areas such as heating, electricity generation and transportation will significantly offset the use of fossil fuel Forest Value Utilization & Climate Change

Utilizing our forest resources more efficiently and more effectively has great potential to help BC achieve its climate change goals By combining forest management techniques, increased substitution and utilization of wood products, and increased use of biofuels, large scale improvements in carbon emissions can be achieved Carbon Benefits from Improved Utilization of Our Forests Source: "Tackle Climate Change - Use Wood", BC Forestry Climate Change Group Forest Value Utilization & Climate Change

Historically, logging debris and some sawmill residuals have been underutilized in certain regions of BC This is largely a result of an imbalance between various users in that lower quality fiber production outstripped demand in certain areas of BC's forests Mountain Pine Beetle has accentuated the disparity in creating additional volumes of lower grade biomass over the short-term It is clear that fully utilizing the forest needs to be an important part of BC's plan to address climate change How do we extract the maximum value from BC's forest resources in a way that not only creates sustainable jobs and industries, but helps to achieve BC's climate change mitigation goals? Forest Value Utilization & Climate Change

Maximum value is extracted from BC's forests when the right fiber goes to the right end-users Lumber Pulp & Paper Specialty Chemicals Transportation Biofuels Electricity Wood Pellets Firewood Lumber Pulp & Paper Specialty Chemicals Transportation Biofuels Electricity / Heat (CHP) Wood Pellets Firewood Higher Value Lower Value Potential opportunity for BC Forest Industry (technologies under development) A symbiotic relationship exists between solid wood and pulp, as pulp mills operate on a scale that can process low value wood residuals left over after sawlog harvesting and lumber processing Forest Value Utilization & Climate Change

Wood Chips Washed pulp Wet Pulp Bleached pulp Market Pulp Black Liquor Green Liquor Steam Green Electricity Digester White Liquor Recovery Boiler Recaust. Plant Washer Bleaching Plant Pulp Machine Turbo Generator Green Energy System Kraft Pulp System Understanding A Kraft Pulp Mill's Production Processes A modern kraft pulp mill is a large scale biorefinery that produces both pulp and excess green energy. These mills have the necessary expertise, infrastructure and potential to be future large scale producers of biomass based transportation fuels and specialty chemicals Future potential specialty chemicals and transportation biofuels

Kraft pulp mills are already the largest producers of Biomass Energy As more jurisdictions pay premiums for green biofuels and electricity, pulp mills have more incentive to increase green production and unlock unrealized value from existing assets Use of cogeneration is far more efficient than a stand alone power plant Infrastructure, systems and personnel are already in place Scalability provides for low energy conversion costs Future opportunities exist to extract additional green products out of the kraft pulp process in addition to existing green chemicals Biomass methanol and other green biofuels Green turpentine, tall oil and other specialty chemicals Pulp Transition to Bioenergy Economics Bioenergy opportunity for NBSK producers

Biomass Residues Gasification Hydrolysis Syngas Fermentation Biofuels Biofuels, Bio-based chemicals Pulpwood & Sawmill Chips Fermentation Biofuels, Bio-based chemicals Lime Kiln Fuel Traditional Pulp Making Process Pulp Sales Roadmap to the Future Additional Pulp Mill Biorefinery Opportunities As existing biorefineries, pulp mills have the necessary scale, infrastructure, expertise and supply chains to offer many technological opportunities for sustainable products and enhanced value through cogeneration and coproduction Requirements to offset fossil fuels with renewable biofuel content is increasing in prevalence in different jurisdictions world-wide, increasing their demand

BC's Bioenergy Strategy - Overview In January 2008, the BC Government released the BC Bioenergy Strategy It directly supports the BC Energy Plan and is designed to help strengthen the province's long-term economic competitiveness and electricity self-sufficiency, while supporting emissions reduction goals: Source: "BC Bioenergy Strategy - Growing Our Natural Energy Advantage" Overview Document Electricity self-sufficient, with insurance, by 2016 Zero net emissions by existing thermal plants by 2016 All new generation to have zero net GHG emissions Clean renewable power to account for 90%+ of BC's total generation 5% average renewable fuel standard for diesel and 5% ethanol content in gasoline by 2010 It allows challenges such as the mountain pine beetle infestation and globally uncompetitive rural industries to be turned into new, sustainable opportunities

BC's Bioenergy Strategy - Overview The Strategy aims to develop BC's bioenergy resources and enhance their economic and environmental benefits by establishing different mechanisms to increase investment and innovation within BC: Provide $25 million in funding for a provincial Bioenergy Network focusing on bioenergy projects and technologies such as wood gasification, bio-ethanol production, anaerobic digestion and gas processing Provide up to $10 million in funding to advance provincial biodiesel production Implement a two-phase Bioenergy Call for Power, focusing on existing biomass inventory Capture methane at BC's largest landfills Increase the utilization of sawmill residue and logging debris from phased-out beehive burners and use this biomass to produce clean energy Create at least one academic leadership chair in bioenergy

BC Bioenergy Strategy - A Policy Conundrum Background The BC Pulp & Paper Industry has always been a consumer of sawmill bark waste, sawdust, sawmill chips and a small amount of standing timber This biomass converts into approximately 7 million tonnes of pulp and paper and 123 million GJ of fuel, which then gets converted into heat and electricity This makes BC one of the largest bioenergy producers in the world Wood sources for the BC P&P are all market based, with supply and demand driving wood prices The majority of the electricity generated by BC Pulp Industry (3,500 GWh annually) is currently locked in at heritage rates of C$30/MWh Cumulative volume of biomass 0% 100% Low Cost Low Volume High Cost High Volume Biomass Cost/Volume Continuum Not Used Currently Used Low Cost High Cost

BC Bioenergy Strategy - A Policy Conundrum Cumulative volume of biomass 0% 100% Low Cost Low Volume High Cost High Volume Biomass Cost/Volume Continuum Not Used Currently Used Low Cost High Cost Market Distortions from Existing Policy European subsidies for pellets have allowed producers in BC to be able to outbid existing biomass users in BC because there is a BC policy that does not allow for the revaluation of existing power generation Result: No net Carbon improvements as biomass is simply shifted to different jurisdictions, putting existing BC biomass power plants at risk of curtailment or shutdown Logging residues and standing timber are tremendous resources for creating green energy that are currently underutilized in BC. How can BC expect to maintain a market based system for wood if policies are created which incent new users, but ignore existing industrial users?

Policy must create an environment that will provide the following: Since the biomass supply is market based, the incentives (electricity pricing) to increase usage must apply equally to both existing and new entrants. Policy must make price incentives as widely available as the market based supply Current Affordability Affordability with Incentive Current Biomass Fuel Consumption Consumption with Incentive Sawmill Hog Roadside Debris Simplified Heat & Electricity Biomass Volume Continuum Biomass Fuel Cost Biomass Fuel Volume Standing Timber Fiber supply certainty for new entrants to allow for large capital investments Allow existing biomass users to compete in the market for biomass To simplify the BC Discussion, lets not include biomass used in the manufacturing of pulp and paper in BC and just look at the spectrum of wood that is used in BC to generate heat and electricity BC Bioenergy Strategy - A Policy Conundrum

BC Bioenergy Strategy The BC Government's work on climate change policy and the activities carried out by the MoF continue to support the advancement of bioenergy in BC However, the Bioenergy Strategy is somewhat vague and has not been evolving with strategy refinements or public updates The Strategy needs to be updated and further details provided, as the Government's knowledge and awareness of the opportunities and risks associated with bioenergy have grown significantly since 2008 Some key principles that need to be incorporated include: Adoption of efficiency standards for biomass fuels in order to prevent standalone biomass generation without the use of CHP Recognition of the value provided by existing biomass generators by providing equal access to incentives for both new and existing generation Biomass generation is not like hydro, where the conditions under which the assets are constructed are likely to remain unchanged once operational As biomass facilities must compete for finite biomass resources, each new entrant has a direct impact on the economics of the biomass market and these impacts must be accounted for

BC Bioenergy Strategy Where on the value chain of Biomass production does BC want to be - a low tech producer of wood pellets or on the cutting edge of liquid biofuel production? Denmark decided it wanted to be a world leader in wind energy, so it provided government funded incentives to stimulate the development of this cutting edge technology Other jurisdictions are already investing heavily in bioenergy technology development If BC wants to be a global leader in bioenergy, as part of its Strategy, it must begin allocating funding on a scale that is commensurate with the magnitude of this goal in order to stimulate the development of these bioenergy technologies

Pulp & Paper Green Transformation Program A $1 billion federal program whose objective is to improve the environmental performance of the Canadian pulp and paper industry Green Transformation Program (GTP) supports innovation and investments in areas such as energy efficiency and renewable energy production Funds are distributed based on a mill's production of Black Liquor biofuel $0.16 / liter of Black Liquor produced, with production volume being standardized so as not to disadvantage the different types of pulp mills GTP is a direct response to the US Black Liquor subsidy Funds must be used on approved capital projects that have environmental benefits and cannot be used to pay down debt, pay taxes or cover operating and maintenance expenses This is in contrast to the US Black Liquor subsidy, where the cash awarded can be spent without restriction, at the discretion of the mill

Pulp & Paper Green Transformation Program The Green Transformation Program will allow for reinvestment in pulp mills, some of which have not been reinvesting over the last few years GTP should act as a catalyst for future private sector investment in mills as well as providing economic benefits for rural BC communities The economic benefits include a significant increase in employment during construction and installation phases and, more importantly, improved long-term environmental and economic sustainability for the mills and their communities GTP funded projects will result in increased green energy production, improved GHG emissions and reduced community odour The old technical age of most BC pulp mills means that those mills will have a long way to go before being true net energy producers, but the GTP is an important step in the right direction This old technical age means most GTP funds will be invested in existing operations with a focus on energy self-sufficiency, rather than on technologies to produce new green chemical production and liquid biofuel development

BCUC Requirement for First Nations Consultations In the 11th hour of the Phase 1 Bioenergy Call for Power, the BCUC determined that it would require First Nations consultations after all of the Call's other processes had already been completed It should be noted that Mercer is supportive of conducting First Nations consultations for projects. In fact, Celgar conducted extensive consultations for its Green Energy Project prior to this requirement The implementation of this new BCUC requirement could be a case study on how "red tape" that is applied in the last minute can stifle or outright kill economic development in BC In response to the Call, companies bid their biomass projects into the Call and subsequently negotiated with BC Hydro on terms and price The process occurred in good faith, with all requirements being publicly laid out on BC Hydro's website Companies such as Mercer made financial commitments, as EPAs were signed and timelines were set for development To the surprise of all proponents, regulatory approval took 7 full months for relatively simple contracts because of the last minute decision that the BCUC must undertake First Nations consultation For Celgar, this change to the BCUC process and the lack or regulatory certainty caused a delay in Celgar's Green Energy Project by almost a year An unfortunate outcome, as the Project's construction would have occurred during the peak of the recession, providing hundreds of much needed construction jobs

BCUC Requirement for First Nations Consultations Unintended consequences such as lost jobs could have been avoided if more foresight had been applied and the situation handled differently BCUC could have adopted this requirement for the next Call process, rather than implementing it during the 11th hour of this Call The court ruling which spurred this adopted requirement applied to hydro dams. As such, consideration should have been given to the unique nature of biomass based energy production at existing facilities: Three of the four EPAs that were awarded under the Call went to pulp mills. These projects were incremental in nature and had already undergone First Nations consultation in order to secure the permits needed to operate In addition to increasing the amount of green energy produced, these projects actually improve the existing environmental footprint of these mills All BC pulp mills have an auditable chain of custody, as any wood - the projects' fuel source - that is harvested in BC requires a cutting permit, and each cutting permit has a First Nations consultation process requirement If these consultations did not occur, there would simply be no wood and thus no production

BCUC Requirement for First Nations Consultations Did requiring First Nations consultation make sense during the Phase 1 Call for Power application process? The Electricity Purchase Agreements that were awarded to these mills under the Call are just contracts that allow these mills to sell products that they already produce and sell to BC Hydro If the Pulp mills are already making these products, selling them and operating within their existing environmental permits and business licenses, then why would the mills need to revalidate their right to operate their privately owned plants that are located on private land?

Where Do We Go From Here? Achieving BC's climate change and bioenergy goals will require careful analysis and consideration. What should we do? Create a forum where Government and Industry work together to establish the vision and framework for the next steps Create the necessary hosting conditions to allow existing forestry operations, as well as the emerging bioenergy industry, to flourish in BC through the creation of a clear policy framework that must: Address wood supply and energy pricing to allow both new and existing biomass electricity generators to exist and grow Only encourage projects that are operationally efficient in their use of resources (ie. CHP) Drive BC towards maximizing the efficiency of operations and the generation of bioenergy from existing industry players This could be the catalyst to save the future of many of these facilities, saving all the jobs that rely both directly and indirectly on their continued operation These existing facilities keep many times more people employed than a stand-alone power plant Energy will provide a platform for reinvestment and will build a sustainable future for these industries

To measure our success, we can examine where we stand currently compared to our future potential Optimize our existing industry We have a pulp and paper industry that annually consumes approximately 28 million m3 of wood and requires approximately 8,700 GWh of electricity Given that our Celgar mill - one of the most technically modern mills in BC - consumes 2.8 million m3 of wood and generates a surplus of 238 GWh per year, we can extrapolate that an optimized BC Pulp & Paper industry has the potential to increase bioenergy generation by over 10,000 GWh per year Increase bioenergy generation from unused fiber resources There is realistically another 1,000 GWh per year of generating potential for new and existing producers to capitalize on in the coming years We need a detailed policy framework that is consistent and fair for all biomass users in order to make this happen Achieving BC's climate change and bioenergy goals will require careful analysis and consideration. What should we do? Clearly understand that this is going to require a massive amount of investment if these desired outcomes are to be achieved Government will need to kick start this investment and provide a clear policy framework in order to create the necessary hosting conditions to give the industry a chance to flourish and be profitable Where Do We Go From Here?

Where Do We Go From Here? There remains significant bioenergy potential within the wood that BC's Pulp & Paper industry (P&P) consumes which needs to be unlocked in order to turn this industry into a net exporter of bioenergy BC P&P consumes roughly 28 million m3 of wood, yet is still a net consumer of approximately 8,700 GWh of electricity As BC Hydro sold 52,500 GWh of electricity last year, BC P&P represents a significant portion of these sales. Any reduction in P&P's net consumption will have a positive impact on BC's power balance To achieve BC's Climate Change and economic development goals, it is critical that we unlock the remaining bioenergy potential in the wood that is already being consumed, rather than just inefficiently using more wood We need to aggressively move BC towards being a global leader in the development and commercialization of new and existing biomass technologies and create hosting conditions that will allow the bioenergy industry to flourish in BC These conditions include developing policy and approaches that will mitigate the supply risk associated with biomass feedstocks for all consumers, new and existing, allowing for the large capital investments necessary for BC to achieve these goals